UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2007

GTx, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

Delaware (State or Other Jurisdiction of Incorporation)	000-50549 (Commission File Number)	62-1715807 (IRS Employer Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2007, the Compensation Committee of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) approved an increase in the 2008 annual base salaries for Mitchell S. Steiner, the Company’s Chief Executive Officer and Vice-Chairman of the Board, and Marc S. Hanover, the Company’s President and Chief Operating Officer. As previously reported by the Company, on October 31, 2007, the Board, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved 2008 annual base salaries of $468,563 and $325,625 for Dr. Steiner and Mr. Hanover, respectively. On December 11, 2007, the Compensation Committee acted to increase Dr. Steiner’s 2008 annual base salary to $500,000 and to increase Mr. Hanover’s 2008 annual base salary to $435,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: December 13, 2007	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel/Secretary